Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of Wheeler Real Estate Investment Trust, Inc., of our report dated March 21, 2014, relating to the consolidated and combined financial statements and financial statement schedules for the two years ended December 31, 2013, which appears in the Company’s annual report on Form 10-K and is incorporated herein by reference.

/s/ Cherry Bekaert LLP

Virginia Beach, Virginia

March 24, 2014